Exhibit 14.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS





     We consent to the incorporation by reference of our report dated June 11, 1999, with respect to the financial statements and financial highlights of the Vision Growth and Income Fund and Vision Capital Appreciation Fund portfolios of the Vision Group of Funds, Inc. for the year ended April 30, 1999 in the Prospectus/Proxy Statement and the Statement of Additional Information included in this Registration Statement.



                                                            /s/ERNST & YOUNG LLP
Boston, Massachusetts
July 30, 1999